Holders of Record, holding 5% or more of the outstanding balance for Wachovia Commercial Mortgage Securities, Inc., Wachovia Bank Commercial Trust, Commercial Mortgage Pass Through Certificates Series 2003 C4 as reflected in the security position listing as of December 31, 2003 provided by DTC.

Class	Name and Address of Holder	Amount Held	% Class
A1	SSB&T Co.	21,000,000	26%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	The Bank of New York	5,240,000	7%
	One Wall Street
	New York, NY 10286

	JP Morgan Chase Bank	28,000,000	35%
	14201 Dallas Parkway
	Dallas, TX 75254

	Union Bank	4,000,000	5%
	530 B Street, Suite 242
	San Diego, CA 92101

A2	The Bank of New York	82,695,000	22%
	One Wall Street
	New York, NY 10286

	Mellon Trust of New England NA	19,980,000	5%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

	SSB&T Co.	21,795,000	6%
	1776 Heritage Drive
	Global Corporate Action Unit JAB5NW
	No. Quincy, MA 02171

	Bank of New York/Investment Account	39,075,000	10%
	Barclays
	111 Sanders Creek
	East Syracuse, NY 13057

	Citibank	10,500,000	11%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	122,800,000	33%
	14201 Dallas Parkway
	Dallas, TX 75254

B	Citibank	20,000,000	58%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	11,000,000	32%
	14201 Dallas Parkway
	Dallas, TX 75254

	Mellon Trust of New England NA	3,556,000	10%
	525 William Penn Place, Suite 3418
	Pittsburgh, PA 15259

C	JP Morgan Chase Bank	11,147,000	100%
	14201 Dallas Parkway
	Dallas, TX 75254

D	The Bank of New York	5,000,000	22%
	One Wall Street
	New York, NY 10286

	Citibank	7,000,000	31%
	3800 Citibank Center B3-15
	Tampa, FL 33610

	JP Morgan Chase Bank	10,294,000	46%
	14201 Dallas Parkway
	Dallas, TX 75254

E	The Bank of New York	6,262,000	51%
	One Wall Street
	New York, NY 10286

	JP Morgan Chase Bank	6,000,000	49%
	14201 Dallas Parkway
	Dallas, TX 75254